UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Lindblad Expeditions Holdings, Inc.

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NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

The 2019 Annual Meeting of Stockholders of Lindblad Expeditions Holdings, Inc. will be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, on Monday, June 10, 2019, beginning at 10:00 a.m. EDT. At the meeting, the holders of outstanding common stock will act on the following matters:
(1)
The election of Bernard W. Aronson, Elliott Bisnow and Daniel J. Hanrahan, the three nominees named in the attached proxy statement, as Class A Directors to serve terms expiring at the annual meeting of stockholders to be held in 2022 and until their successors have been elected and qualified;

(2)
The approval, on an advisory basis, of the 2018 compensation of our named executive officers;

(3)
The ratification of the appointment of Marcum LLP as our independent registered certified public accounting firm for fiscal year 2019; and

(4)
The transaction of any other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 16, 2019 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.
We hope you will be able to attend the meeting, but in any event, we would appreciate your submitting your proxy as promptly as possible. You may vote by telephone or the Internet as instructed in the Notice of Internet Availability of Proxy Materials and in the accompanying proxy. If you received a copy of the proxy card by mail, you may also submit your vote by mail. We encourage you to vote by telephone or the Internet. These methods are convenient and save the Company significant postage and processing charges. If you attend the meeting, you may revoke your proxy and vote in person.
By Order of the Board of Directors,
/s/ Mark D. Ein Mark D. Ein Chairman of the Board
Dated: April 29, 2019

Lindblad Expeditions Holdings, Inc.
96 Morton Street, 9th Floor
New York, NY 10014
2019 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 10, 2019

PROXY STATEMENT

The Board of Directors of Lindblad Expeditions Holdings, Inc. (the “Company,” “we,” “us,” “our,” and “ours”) is soliciting proxies from its stockholders to be used at the 2019 Annual Meeting of Stockholders to be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 on Monday, June 10, 2019, beginning at 10:00 a.m. EDT, and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
On or about April 29, 2019, we mailed to our stockholders who have not previously requested to receive materials by mail or e-mail a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access this proxy statement and our annual report online and how you may submit your proxy on the Internet or by telephone. If you received this notice by mail, you will not automatically receive a printed copy of our proxy materials or annual report unless you follow the instructions therein for requesting these materials.
ABOUT THE ANNUAL MEETING
Why did I receive these materials?
Our Board of Directors is soliciting proxies for the 2019 Annual Meeting of Stockholders. You are receiving a proxy statement because you owned shares of our common stock on April 16, 2019 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.
What information is contained in this proxy statement?
This proxy statement includes information related to the proposals to be voted on at the annual meeting, the voting process, our Board of Directors, the compensation of directors and executive officers and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.
Who is entitled to vote at the meeting?
Holders of common stock as of the close of business on the record date, April 16, 2019, will receive notice of, and be eligible to vote at, the annual meeting and at any adjournment or postponement thereof. At the close of business on the record date, we had outstanding and entitled to vote 45,798,866 shares of common stock.

How many votes do I have?
Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.
Who can attend the meeting?
Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company, as determined by our Board of Directors or our executive officers, may attend and be admitted to the annual meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification may be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or a brokerage account statement that confirms that the stockholder was a beneficial owner of our shares of stock as of the record date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.
What constitutes a quorum?
The presence at the meeting, in person or by proxy, of the holders of a majority of all the outstanding shares of common stock entitled to vote constitutes a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.
How do I vote if I am a stockholder of record?
If you are a stockholder of record (that is, you own your shares in your own name with our transfer agent and not through a broker, bank or other nominee that holds shares for your account in a “street name” capacity), you can vote either in-person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. Our Board of Directors has designated Sven-Olof Lindblad and Craig I. Felenstein, and each or any of them or their designees, as proxies to vote the shares of common stock solicited on its behalf. You can vote by proxy by any of the following methods.
Voting by Telephone or Internet.   If you are a stockholder of record, you may vote by proxy by telephone or Internet. Proxies submitted by telephone or through the Internet must be received by 11:59 p.m. EDT on June 9, 2019. Please see the Notice of Internet Availability of Proxy Materials or proxy card for instructions on how to vote by telephone or Internet.
Voting by Proxy Card.   Each stockholder electing to receive stockholder materials by mail may vote by proxy using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.
How do I vote if I hold my shares in “street name”?
If you hold your shares in “street name,” we have supplied copies of our proxy materials for the 2019 Annual Meeting of Stockholders to the broker, trust, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. You must either direct the broker, trust, bank or other nominee as to how to vote your shares, or obtain a proxy from the bank, broker or other nominee to vote at the meeting. Please refer to the voter instruction cards used by your broker, trust, bank or other nominee for specific instructions on methods of voting, including by telephone or using the Internet.
Can I change my vote?
Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the Secretary of the Company or mailing a proxy bearing a later date, submitting your proxy again by telephone or over the Internet or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, trust, bank or other nominee or, if you have obtained a legal proxy from your broker, trust, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
How is the Company soliciting this proxy?
We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.
What vote is required to approve each item?
The three director nominees receiving the highest vote totals of the eligible shares of our common stock that are present, in person or by proxy, and entitled to vote at the meeting will be elected as our directors. The approval of the advisory resolution on executive compensation and the ratification of the appointment of Marcum LLP require the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting.
How are votes counted?
With regard to the election of directors, you may vote “FOR” or “WITHHOLD,” and votes that are withheld will be excluded entirely from the vote and will have no effect. For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are considered to be present and entitled to vote at the meeting and, therefore, will have the effect of a vote against each of the proposals.
If you hold your shares in “street name,” we have supplied copies of our proxy materials for our 2019 Annual Meeting of Stockholders to the broker, trust, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, trust, bank or other nominee that has not received voting instructions from you may not vote on any proposal other than the appointment of Marcum LLP. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval of any of the proposals and will have no effect on the outcome of any of the proposals. Your broker, bank or other nominee is permitted to vote your shares on the appointment of Marcum LLP as our independent auditor without receiving voting instructions from you.
Other than the items in the proxy statement, what other items of business will be addressed at the Annual Meeting?
The Board and management do not intend to present any matters at this time at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxies discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement, proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

If I previously signed up to receive stockholder materials by mail and wish to access these materials via the Internet or electronic delivery in the future, what should I do?
If you have previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail, you may choose to receive these materials by accessing the Internet or via electronic delivery in the future. You can help us achieve a substantial reduction in our printing and mailing costs by choosing to receive stockholder materials by means other than the mail. If you choose to receive your proxy materials by accessing the Internet, then before next year’s annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available over the Internet. If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.
If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the Internet or via electronic delivery by visiting the following website: http://www.viewproxy.com/lindbladexpeditionsholdings/2019.
Your election to receive your proxy materials by accessing the Internet or by electronic delivery will remain in effect for all future stockholder meetings unless you revoke it before the meeting by following the instructions on the Notice of Internet Availability of Proxy Materials or by calling or sending a written request addressed to:
Lindblad Expeditions Holdings, Inc.
96 Morton Street, 9th Floor
New York, NY 10014
Attn: Tom Naiman
(212) 261-9000
If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker.
How can I obtain paper copies of the proxy materials, 10-K and other financial information?
Stockholders can access our 2019 proxy statement, our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission as well as our corporate governance and other related information on the investor relations page of our website at investors.expeditions.com.
The Securities and Exchange Commission’s rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or single set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings to the Company. To take advantage of this opportunity, we have delivered only one notice, proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future notices, proxy statements and annual reports for your household, or wish to receive a separate copy for each stockholder, please write to the address set forth above.
If you previously elected to receive our stockholder materials via the Internet, you may request paper copies, without charge, by writing to the address set forth above.
Where can I find the voting results of the annual meeting?
We will announce the preliminary voting results at the annual meeting and release the final results in a Form 8-K within four business days following the annual meeting.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our common stock as of April 16, 2019 by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our current directors, director nominees and executive officers, and (iii) all of our current directors, director nominees and executive officers as a group. Derivative securities exercisable or convertible into shares of our common stock within sixty (60) days of April 16, 2019 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding securities, but are not deemed outstanding for computing the percentage of any other person. The address of named beneficial owners that are our officers and/or directors is: c/o Lindblad Expeditions Holdings, Inc., 96 Morton Street, 9th Floor, New York, NY 10014. The following table is based upon information supplied by officers and directors, and with respect to 5% or greater stockholders who are not officers or directors, information filed with the Securities and Exchange Commission.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned(1)
Management and Directors:
Sven-Olof Lindblad(2)	12,488,270	27.3%
Craig Felenstein(3)	126,977	*
Philip Auerbach(4)	63,856	*
Dean (Trey) Byus III(5)	292,395	*
Benjamin L. Bressler	132,106	*
Mark D. Ein(6)	7,412,126	16.2%
L. Dyson Dryden(7)	2,376,354	5.2%
Bernard W. Aronson(8)	14,462	*
Catherine Reynolds(8)	9,666	*
Elliott Bisnow(9)	1,807	*
John M. Fahey(10)	50,462	*
Daniel J. Hanrahan(8)	13,650	*
All directors and executive officers as a group (12 persons)	22,982,141	50.2%
5% Owners:
Capitol Acquisition Management 2 LLC(6)	7,412,136	16.2%
Wellington Management Group LLP(11)	3,380,273	7.4%
T. Rowe Price Associates, Inc.(12)	4,236,677	9.3%
VA Partners I, LLC(13)	2,890,831	6.3%
Highbridge Capital Management, LLC(14)	2,500,000	5.5%

*
Denotes ownership of less than 1% of the outstanding shares of common stock.

(1)
Derivative securities exercisable or convertible into shares of our common stock within sixty (60) days of April 16, 2019 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding securities, but are not deemed outstanding for computing the percentage of any other person. Based on 45,798,866 shares of common stock issued and outstanding as of April 16, 2019 (including outstanding restricted stock).

(2)
Excludes 13,951 unvested RSUs that vest in full on April 3, 2020, 24,343 unvested RSUs that vest 50% on each of March 30, 2020 and 2021, and 25,328 unvested RSUs that vest 33% on each of March 30, 2020, 2021 and 2022, subject to continued service on the vesting date.

(3)
Excludes 100,000 options to purchase shares of our common stock that vest 50% on each of September 6, 2019 and 2020; 7,440 unvested RSUs that vest in full on April 3, 2020, 12,983 unvested RSUs that vest 50% on each of March 30, 2020 and 2021, 13,508 unvested RSUs that vest 33% on each of March 30, 2020, 2021 and 2022, and 20,000 shares of unvested restricted stock that vests 50% on each of September 6, 2019 and 2020, subject to continued service on the vesting date. Includes vested options to purchase 100,000 shares of our common stock.

(4)
Excludes 7,440 unvested RSUs that vest in full on April 3, 2020, 12,983 unvested RSUs that vest 50% on each of March 30, 2020 and 2021, 22,500 shares of unvested restricted stock that vests on May 16, 2020, 13,508 unvested RSUs that vest 33% on each of March 30, 2020, 2021 and 2022, subject to continued service on the vesting date.

Includes 22,500 shares of unvested restricted stock that will vest within 60 days of April 16, 2019, on May 16, 2019, subject to continued service on the vesting date.
(5)
Excludes 5,115 unvested RSUs that vest in full on April 3, 2020, 8,926 unvested RSUs that vest 50% on each of March 30, 2020 and 2021, and 9,287 unvested RSUs that vest 33% on each of March 30, 2020, 2021 and 2022, subject to continued service on the vesting date.

(6)
Includes 46,436 shares held directly by Mr. Ein and 3,456,416 shares held by Capitol Acquisition Management 2 LLC, of which Leland Investments Inc., an entity controlled by Mr. Ein, is the sole member. As a result, Mr. Ein has voting and dispositive control over such shares. Includes 352,500 warrants to purchase shares of common stock and 3,652,175 warrants to purchase shares of common stock held by Capitol Acquisition Management 2 LLC. Excludes 8,225 shares of restricted stock held by Mr. Ein that vests in full on August 8, 2019 and 4,793 shares of restricted stock held by Mr. Ein that vest 50% August 8, 2019 and 2020, subject to continued service on the vesting date.

(7)
Includes 1,334,891 warrants to purchase shares of common stock and excludes 8,225 shares of restricted stock that vests in full on August 8, 2019, and 4,793 shares of restricted stock that vests 50% August 8, 2019 and 2020, subject to continued service on the vesting date.

(8)
Amount excludes 8,225 shares of restricted stock that vests in full on August 8, 2019 and 4,793 shares of restricted stock that vests 50% August 8, 2019 and 2020, subject to continued service on the vesting date.

(9)
Amount excludes 5,522 shares of restricted stock that vests in full on August 8, 2019 and 3,616 shares of restricted stock that vests 50% on August 8, 2019 and 2020, subject to continued service on the vesting date.

(10)
Amount excludes 8,225 shares of restricted stock that vests in full on August 8, 2019 and 4,793 shares of restricted stock that vests 50% on August 8, 2019 and 2020, subject to continued service on the vesting date.

(11)
Information from Schedule 13G/A filed on February 12, 2019 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (“WMC”). Each of the entities reported shared voting power over 2,925,240 shares and shared dispositive power over 3,380,273 shares other than WMC who reported shared voting power over 2,925,240 shares and shared dispositive power over 3,111,085 shares. The address of the reporting entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(12)
Information from Schedule 13G/A filed on February 14, 2019 by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Funds, Inc. T. Rowe Price Associates, Inc. reported sole voting power over 724,069 shares and sole dispositive power over 4,236,677 shares. T. Rowe Price New Horizons Funds, Inc. reported sole voting power over 3,512,60 shares. The address of the reporting entities is 100 E. Pratt Street, Baltimore, MD 21202.

(13)
Information from Schedule 13D/A filed on March 28, 2019 by ValueAct Spring Master Fund, L.P., (b) VA Partners I, LLC, (c) ValueAct Capital Management, L.P., (d) ValueAct Capital Management, LLC, (e) ValueAct Holdings, L.P. (f) ValueAct Holdings II, L.P. and (g) ValueAct Holdings GP, LLC reported shared voting and dispositive power over all of the shares. The address of the reporting entities is One Letterman Drive, Building D, Fourth Floor, San Francisco, CA 94129.

(14)
Information from Schedule 13G filed on April 15, 2019 by Highbridge Capital Management, LLC and Highbridge MSF International Ltd. Reporting shared voting and dispositive power over 2,500,000 shares of common stock issuable upon the exercise of outstanding warrants. Highbridge MSF International Ltd. may be deemed to beneficially own 2,500,000 shares of common stock issuable upon exercise of warrants and Highbridge Capital Management, LLC, as the trading manager of Highbridge MSF International Ltd., may be deemed to be the beneficial owner of the 2,500,000 shares of common stock issuable upon exercise of warrants held by Highbridge MSF International Ltd. The address of the reporting entities is 40 West 57th Street, 32nd Floor, New York, New York 10019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders holding more than 10% of our outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock. Section 16(a) filers are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on a review of the ownership reports filed with Securities and Exchange Commission during 2018, we believe that all Section 16(a) filing requirements were met on a timely basis other than an inadvertent late Form 4 filed by each of Philip Auerbach, Craig Felenstein, Trey Byus and Sven-Olof Lindblad with respect to the grant of an equity award and the disposition of shares for taxes upon vesting of an equity award and two late Form 4s filed by John Fahey reporting the grant of shares in lieu of a cash retainer.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
General
We maintain a staggered Board of Directors divided into three classes. Each director generally serves for a term ending on the date of the third annual stockholders’ meeting following the annual stockholders’ meeting at which such director’s class was most recently elected and until his or her successor is duly elected and qualified. The number of authorized directors as of the date of this proxy statement is eight.
Currently, there are three directors in Class A (Bernard W. Aronson, Elliott Bisnow and Daniel J. Hanrahan), three directors in Class B (L. Dyson Dryden, John M. Fahey and Catherine B. Reynolds) and two directors in Class C (Mark D. Ein and Sven-Olof Lindblad). At the annual meeting, the term of our Class A directors, Bernard W. Aronson, Elliott Bisnow and Daniel J. Hanrahan, will expire. At the annual meeting, our stockholders will vote to elect Bernard W. Aronson, Elliott Bisnow and Daniel J. Hanrahan as Class A directors to serve until our 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Information about each of our directors and director nominees is set forth below.
The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote for the Board’s nominees with respect to all proxies we receive unless instructions to the contrary are provided. If any nominee becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our Board. Our directors have no reason to believe that any of the nominees named below will be unable to serve if elected.
The following sets forth certain information, as of April 16, 2019, about each of the Board’s nominees for election at the annual meeting and each of our directors whose term will continue after our annual meeting.
Nominees for Election at the Annual Meeting
Class A Directors — Terms Expiring 2019 (2022 if re-elected)
Bernard W. Aronson, age 72, has served as a Director since July 2015. Mr. Aronson is currently Founding Partner of ACON Investments, L.L.C., a middle market private equity group. He served as the U.S. Special Envoy to the Colombian Peace Process, appointed by former President Obama in February 2015. His distinguished career has included positions in the private and government sectors, including international advisor to Goldman Sachs & Co. from 1993 to 1996; Assistant Secretary of State for Inter-American Affairs from 1989 to 1993 where he was presented with the State Department’s highest honor, the Distinguished Service Award, for his role in ending the conflicts in Central America, and again in 2016 for ending the conflict in Colombia; and several White House positions under the Carter Administration. Mr. Aronson previously served as a director of Royal Caribbean Cruises Ltd. from 1993 until 2015, and also serves or has served as a director of Kate Spade & Co., Hyatt Hotels Corporation, Mariner Energy and Northern Tier Energy LP, in addition to several private companies. He serves on several non-profit boards, including The Amazon Conservation Team and the National Democratic Institute for International Affairs, and is a member of the Council on Foreign Relations and the American Academy of Diplomats. Mr. Aronson has published opinion pieces in the New York Times, the Wall Street Journal, the Washington Post, among other publications. He graduated with Honors from the University of Chicago.
We consider Mr. Aronson well-qualified to serve as a member of the Board due to his prior experience as a member of the Board of Directors of Royal Caribbean Cruises Ltd. and his extensive business experience.
Elliott Bisnow, age 33, has served as a Director since December 2017. Mr. Bisnow is the Co-founder of Summit, a growing global collective that hosts eclectic events for young social entrepreneurs and leaders across all disciplines, including Jeff Bezos, Reed Hastings, Richard Branson, Bill Clinton and Eric Schmidt. Started in 2008, Summit’s ideas conference has been called “The Davos of Generation Y,” and now includes satellite events across the world. In 2013, Mr. Bisnow, along with some of Summit’s leadership, acquired

Powder Mountain Resort, the largest ski area in the United States, with the vision of creating a physical space to foster innovation, entrepreneurship, arts and altruism. Recognized by Inc. Magazine as one of “America’s Coolest Young Entrepreneurs,” Mr. Bisnow also oversees the Summit Action Fund, which invests in innovative start-ups whose founders are entrepreneurs with strong morals and values. Prior to founding Summit, Mr. Bisnow co-founded Bisnow Media Corporation, a commercial real estate, media and events company. He is also a director of Peak Street Fund Management, the co-founder of the Get Well Soon Tour, and was a founding board member of the United Nations Foundation’s Global Entrepreneurs Council.
We consider Mr. Bisnow well-qualified to serve as a member of the Board due to his background in experience-based businesses and his business leadership.
Daniel J. Hanrahan, age 61, has served as a Director since May 2017. Mr. Hanrahan brings more than 30 years of experience, including a variety of marketing, sales, general management, president and chief executive officer roles across the consumer packaged goods, retail, travel, service and hospitality sectors. He most recently served as the President, Chief Executive Officer and Director of Regis Corporation, a global leader in beauty salons and cosmetology, from 2012 to 2017. Prior to joining Regis Corporation, from 2007 to 2012, he was President and CEO of Celebrity Cruises, a cruise line and division of Royal Caribbean Cruises Ltd. His distinguished career has also included executive-level positions with Polaroid Corporation and Reebok International Ltd. Since 2012, Mr. Hanrahan has served as a Director of Cedar Fair, L.P., a leader in regional amusement parks, water parks and active entertainment, and is the Chair of the Compensation Committee. Mr. Hanrahan joined the board of Foss Swim Schools, a Prairie Capital company, in April, 2019. In 2004, he was named one of the “Top 25 Extraordinary Minds in Hospitality Sales and Marketing” by Hospitality and Sales Marketing Association International. He received a Bachelor’s of Business Administration degree from the University of Wisconsin.
We consider Mr. Hanrahan well-qualified to serve as a member of the Board due to his operational knowledge and experience in the cruise industry and his business leadership.
RECOMMENDATION OF THE BOARD:
The Board of Directors recommends a vote FOR each of the above director nominees.
Directors Continuing in Office
Class B Directors — Terms Expiring 2020
L. Dyson Dryden, age 43, has served as a Director since March 2013, and previously served as our Chief Financial Officer prior to our business combination with Lindblad Expeditions, Inc. in July 2015. Mr. Dryden has been the President and Chief Financial Officer and a member of the Board of Directors of Capitol Investment Corp. IV since 2017. From July 2015 until its completed business combination in June 2017, Mr. Dryden was the President, Chief Financial Officer and a member of the Board of Directors of Capitol III. Since the closing of the business combination, Mr. Dryden has continued to serve as a director of Capitol III (now known as Cision Ltd.). Mr. Dryden is also the founder of Dryden Capital Management, LLC, a private investment firm that invests in and builds private companies, and has served as its President since March 2013. Mr. Dryden has also been Vice Chairman of CDS Logistics Management, Inc., one of the largest providers of home improvement product delivery services in the U.S., since 2009. From August 2005 to February 2013, Mr. Dryden worked in Citigroup’s Investment Banking division in New York, most recently as a Managing Director where he led the coverage effort for a number of the firm’s Global Technology, Media and Telecommunications clients. From 2000 to 2005, Mr. Dryden held the titles of Associate and Vice President at Jefferies & Company, a middle market investment banking firm. From 1998 to 2000, Mr. Dryden worked in the investment banking group at BB&T Corporation. Mr. Dryden is currently a member of the Board of Directors of Washington E-Sports Ventures, LLC, founded to purchase an Overwatch League Team and build other esports teams that will represent the capital region from Baltimore to Richmond, including Washington, DC and all of Maryland and Virginia.Mr. Dryden holds a B.S. in Business Administration with a dual concentration in finance and management from the University of Richmond.

We consider Mr. Dryden well-qualified to serve as a member of the Board due to his finance and capital markets knowledge and experience.
John M. Fahey, age 67, has served as a Director since July 2015. Mr. Fahey served as Chairman of the National Geographic Society from January 2011 to February 2016, where he was also Chief Executive Officer from March 1998 to December 2013 and President from March 1998 to December 2010. During his tenure as President and Chief Executive Officer, Mr. Fahey led the Society’s entry into cable television with the National Geographic Channels; the international growth of National Geographic magazine; and the extension of National Geographic content into digital media. Mr. Fahey joined National Geographic in April 1996, as the first President and Chief Executive Officer of National Geographic Ventures. Prior to that, he was Chairman, President and Chief Executive Officer of Time Life Inc., a wholly-owned subsidiary of Time Warner Inc., for seven years. He worked previously for Home Box Office, Inc. where he was instrumental in the startup of Cinemax. In February 2014, former President Obama appointed Mr. Fahey to a six-year term on the Smithsonian Board of Regents, the governing body of the Smithsonian Institution. He also serves on the board and executive committee of the Smithsonian National Museum of Natural History as well as on the board of Johnson Outdoors Inc., where he is the chair of the nominating and corporate governance committee and a member of the compensation committee. Mr. Fahey was previously Non-Executive Chairman of Time Inc. Mr. Fahey received his bachelor’s degree in engineering from Manhattan College and his master’s degree in business administration from the University of Michigan. In 2008, he received the David D. Alger Alumni Achievement Award from the University of Michigan’s Ross School of Business.
We consider Mr. Fahey well-qualified to serve as a member of the Board due to his relationship with the National Geographic Society and his business leadership.
Catherine B. Reynolds, age 61, as a Director since May 2016. Mrs. Reynolds is a founder of EduCap Inc., which has provided more than $5.0 billion in education loans to hundreds of thousands of qualified students and families, and has been its Chairman of the Board, Chief Executive Officer and President since 1989. She is a successful business leader and social entrepreneur who currently devotes her time and abilities primarily to philanthropic pursuits through the Catherine B. Reynolds Foundation. In 2004, Mrs. Reynolds was selected by BusinessWeek magazine as one of the 50 most philanthropic living Americans and the first self-made woman to make their list. She is also the recipient of the Woodrow Wilson Award for Corporate Citizenship, bestowed annually on America’s most outstanding business leaders by the Woodrow Wilson International Center for Scholars. She is currently a director of General Dynamics Corporation, where she also serves on the audit committee, and the Chairman of the board of directors of Lyndra Therapeutics. She is also a current or former trustee of a number of organizations including New York University, Vanderbilt University, Harvard Kennedy School’s Center for Public Leadership, the John F. Kennedy Center for the Performing Arts, and the American Academy of Achievement. Mrs. Reynolds started her career at the accounting firm of Arthur Young as a certified public accountant and is a graduate of Vanderbilt University.
We consider Ms. Reynolds well-qualified to serve as a member of the Board due to her business leadership and financial background.
Class C Directors — Term Expiring 2021
Mark D. Ein, age 54, has served as our Chairman of the Board and a Director since March 2013, and previously served as our Chief Executive Officer, Treasurer and Secretary prior to our business combination with Lindblad Expeditions, Inc. in July 2015. Mr. Ein is an investor, entrepreneur and philanthropist, who has created, acquired, invested in and built a series of growth companies across a diverse set of industries over the course of his 30-year career. During this time, Mr. Ein has been involved in the founding or early stages of six companies that have been worth over one billion dollars and has led over $1.8 billion of private equity, venture capital and public company investments. Mr. Ein is the Founder, Chairman and CEO of Capitol Investment Corporation 4 (NYSE:CIC), a public acquisition company that closed its $402 million IPO in August 2017. Previously, Mr. Ein was the Chairman and CEO of Capitol 1, 2 and 3. Mr. Ein is currently Vice-Chairman of Cision (NYSE:CISN), the leading provider of cloud-based software for the communications and PR industries. Previously, Mr. Ein was the Vice-Chairman and Co-Founder of Two

Harbors Investment Corp (NYSE:TWO), one of the largest residential mortgage REITs that today has a market capitalization of approximately $4.0 billion and that was formed through a merger with Capitol 1. He is also a member of the board of Soho House Limited, one of the leading private members clubs in the world with houses across the globe.
Mr. Ein is also the Founder and Chief Executive Officer of Venturehouse Group, LLC and Leland Investment Co., holding companies that create, invest in and build growth businesses in a range of industries. Among the current majority-owned companies in the portfolios are Kastle Systems, LLC, the country’s leading provider of building and office security systems acquired in January 2007 and VSGi, a nationwide provider of videoconferencing solutions acquired in 2001. Mr. Ein is Chairman of both companies. Mr. Ein is the Founder and Owner of the Washington Kastles WTT franchise that has won the league championship six of its eleven years since its founding and set the record for the longest winning streak in US pro team sports history winning 34 straight matches from 2011 through 2013. In September 2018, Mr. Ein founded the Washington Justice esports franchise in the Overwatch League bringing the premier global esports league to the greater Washington, DC region. Also, in 2018, Mr. Ein acquired the Washington City Paper, the renowned weekly paper serving the Washington, DC metropolitan area since 1981. In 2019, Mr. Ein took over management and operation of the Citi Open in Washington, DC, one of the five largest tennis events in the U.S. and one of five major tournaments in the U.S. featuring players from both the ATP and WTA Tours competing simultaneously.
A native of the Washington area, he actively supports many community, charitable and cultural organizations and currently serves on the boards of the DC Public Education Fund (as Chairman since 2010, the Fund has raised $120 million of philanthropic support for DC Public Schools), the Smithsonian National Museum of Natural History, International Tennis Hall of Fame, DC College Access Program (DC-CAP), and DC Policy Center (Co-Founder). He formerly served on the Board of the United States Tennis Association (USTA) from 2012 – 2018 (serving as a Vice President of the Board from 2016 – 2018). Mr. Ein has been a member of the World Economic Forum since 2016, and the Gridiron Club, the oldest and one of the most prestigious journalistic organizations in Washington, DC.
He has won numerous awards including the Washington Business Hall of Fame, Washington DC Business Leader of the Year from the Chamber of Commerce, the Jefferson Award (the nation’s highest honor for public service), Washington Business Journal Top Corporation for Philanthropy (Small Companies), Washington Business Journal Power 100, Entrepreneur of the Year Awards from Ernst and Young and the National Foundation for Teaching Entrepreneurship (NFTE). In September 2009, Washington, DC Mayor Adrian Fenty presented Mr. Ein with the Key to the City, highlighting his Washington Kastles success on the court and, “for their commitment to the District’s communities and our youth.”
Prior to starting his firm, Mr. Ein worked for The Carlyle Group, Brentwood Associates and Goldman Sachs. He received his BS in Economics with a concentration in finance from The Wharton School of the University of Pennsylvania and his MBA from The Harvard Business School.
We consider Mr. Ein well-qualified to serve as a member of the Board due to his public company experience, business leadership and operational experience.
Sven-Olof Lindblad, age 68, founded Lindblad and has been its President and Chief Executive Officer since its inception. Mr. Lindblad has served as our Director since July 2015. Mr. Lindblad’s travel background and familiarity with adventure travel and wildlife dates back to his childhood and with his father, Lars-Eric Lindblad. Mr. Lindblad founded Lindblad in order to offer innovative and educational travel expeditions to the world’s most remarkable places, capturing the true spirit of adventure. In May 2006, Mr. Lindblad received international recognition for his model of tourism in a ceremony hosted by HRH, Grand Duke Henri of Luxembourg at the Grand-Ducal Palace. In addition, a newly discovered endemic species of moth in the Galápagos Islands, Undulambia lindbladi, has been named in honor of Mr. Lindblad. He is an honorary member of the General Assembly of the Charles Darwin Foundation for the Galápagos Islands; serves on the Board of The Safina Center; serves on the Board of Rare; is a founder of the non-profit organization, Ocean Elders, which brings together global leaders to pursue the protection of the ocean’s habitat and wildlife; and serves on the Board of Advisors for Pristine Seas.
We consider Mr. Lindblad well-qualified to serve as a member of the Board due to his leadership, extensive travel background and familiarity with adventure travel.

CORPORATE GOVERNANCE
Board Composition
Directors hold office for a term ending on the date of the third annual stockholders’ meeting following the annual meeting at which such director’s class was most recently elected until the earlier of their death, resignation, removal or until their successors have been duly elected and qualified. There are no family relationships among our directors. Our bylaws provide that the number of members of our Board of Directors may be changed from time to time by resolutions adopted by the Board of Directors provided that there shall not be less than one director nor more than nine directors. Our Board of Directors currently consists of eight members.
Board Leadership Structure
Our Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman should be separate. Our Board reserves the right to assign the responsibilities of the Chief Executive Officer and Chairman position as determined by our Board to be in our best interest. In the circumstance where the responsibilities of the Chief Executive Officer and Chairman are vested in the same individual or in other circumstances when deemed appropriate, the Board will designate a lead independent director from among the independent directors to preside at the meetings of the non-employee director executive sessions.
Currently, Mark D. Ein serves as our non-executive Chairman of the Board. Our Board retains the authority to modify this structure to best address our unique circumstances as and when appropriate.
Board Role in Risk Oversight
Our full Board is responsible for the oversight of our operational risk management process. Our Board has assigned responsibility for addressing certain risks, and the steps management has taken to monitor, control and report such risk, to our audit committee with appropriate reporting to the full Board. Our Board relies on our compensation committee to address significant risk exposures facing us with respect to compensation. Our compensation committee will periodically conduct a review of our compensation policies and practices to assess whether any risks arising from such policies and practices are reasonably likely to materially adversely affect us.
Number of Meetings of the Board of Directors
The Board held a total of nine meetings during 2018. Directors are expected to attend Board meetings and to spend time needed to meet as frequently as necessary to properly discharge their responsibilities. Each director attended at least 75% of the aggregate number of meetings of the Board and committees on which he or she served that were held during 2018 and while he or she was a member of the Board or such committee, as appropriate. We do not have a formal policy requiring directors to attend annual meetings of stockholders. Six of our directors attended the 2018 annual meeting either in person or by telephone.
Director Independence
The Board has determined that each of Bernard W. Aronson, Elliott Bisnow, L. Dyson Dryden, Mark D. Ein, John M. Fahey, Daniel J. Hanrahan and Catherine B. Reynolds qualifies as an “independent” director under the applicable definition of the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”).
Stockholder Communications
Stockholders may send communications to our directors as a group or individually, by writing to those individuals or the group: c/o the Secretary, 96 Morton Street, 9th Floor, New York, NY 10014. The Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or our business to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.
Committees of the Board of Directors
Our Board of Directors currently has three standing committees: (i) a nominating committee, (ii) an audit committee and (iii) a compensation committee. Each of these board committees is described below. Members of these committees will be elected annually, generally at a Board meeting held in conjunction with the annual stockholders’ meeting. The charters of our nominating committee, audit committee and compensation committee are available on the investor relations page of our website at www.expeditions.com.
Nominating Committee
The nominating committee consists of Messrs. Aronson, Ein and Fahey, with Mr. Ein serving as Chairman. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. During the fiscal year ended December 31, 2018, our nominating committee met one time.
The nominating committee considers persons identified by its members, management, stockholders, investment bankers, and others. Currently, the guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:
•
should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•
should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.
Nominations of persons for election to the Board at the annual meeting may also be made by any stockholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our bylaws. Such nominations by any stockholder shall be made pursuant to timely notice in writing to our Secretary at 96 Morton Street, 9th Floor, New York, NY 10014. To be timely, a stockholder’s notice shall be received by the Secretary at our principal executive offices not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the annual meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholders’ notice to the Secretary must also include the information about the stockholder and the nominee as well as the other information required pursuant to our bylaws.
Audit Committee
The audit committee consists of Messrs. Dryden, Ein and Hanrahan, with Mr. Dryden serving as Chairman. Each of the members of the audit committee is independent under the applicable Nasdaq listing standards for audit committee members. The Board of Directors has determined that each of

Messrs. Dryden, Ein and Hanrahan satisfies Nasdaq’s definition of financial sophistication, and that each of Messrs. Dryden and Ein qualify as an “audit committee financial expert” as defined under rules and regulations of the Securities and Exchange Commission.
The purpose of the audit committee is to appoint, retain, set compensation of, and supervise our independent accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:
•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Form 10-K;

•
discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•
discussing with management major risk assessment and risk management policies;

•
monitoring the independence of our independent auditor;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
reviewing and approving all related-party transactions;

•
inquiring and discussing with management our compliance with applicable laws and regulations;

•
pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•
appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

During the fiscal year ended December 31, 2018, our audit committee met six times.
Compensation Committee
The compensation committee consists of Messrs. Ein, Dryden and Fahey and Ms. Reynolds, with Mr. Fahey serving as Chairman. The purpose of the compensation committee is to review and approve compensation paid to our officers and directors and to administer our incentive compensation plans. The compensation committee’s duties, which are specified in the compensation committee charter, include, but are not limited to:
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establishing compensation plans and compensation policy;

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approving compensation arrangements for senior management, including annual incentive and long-term compensation;

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reviewing leadership development and succession planning; and

•
making grants under our equity incentive plans.

During the fiscal year ended December 31, 2018, our compensation committee met three times. The processes for consideration of executive compensation are discussed further under “Executive Compensation — Compensation Discussion and Analysis.”

Director Compensation
Our non-employee director compensation currently includes annual cash fees of  $50,000 and an annual grant of  $75,000 in shares of restricted stock. Our 2018 annual restricted stock grant was made in August 2018, with the award resulting in 5,522 restricted shares per director that vest on the first anniversary of the grant date, subject to continued service with us. We have also established a deferred compensation program for our non-employee directors to elect to defer receipt of their director compensation.
In order to increase their knowledge and understanding of our business and the related challenges that the business faces, we encourage our non-employee Board members and their families to experience our expeditions. In 2016, we adopted a Directors Expedition Policy and further amended this policy in 2018. Under this policy, a Board member is entitled to take one expedition every calendar year with no cost to the director assuming there is availability on the voyage. Each expedition the director partakes in must be on a different vessel and must be a different itinerary than they have taken in the past. The director’s family, at the cost to the director including airfare, may accompany the director on the expedition. Each of the director’s family members will be charged a rate equal to the Company’s cost for the expedition, plus airfare, subject to certain exceptions.
During 2018, in order to align our directors’ interests with those of our stockholders, we implemented a stock ownership policy for directors. Under the policy, directors are required to own shares of our common stock equal in value to five times the annual retainer for directors within five years of becoming a director.
DIRECTOR COMPENSATION FOR 2018
Name	Fees Earned or Paid in Cash	Option Awards	Stock Awards(1)	All Other Compensation	Total
Mark D. Ein	$50,000	$—	$74,989	$—	$124,989
Bernard W. Aronson	$50,000	$—	$74,989	$—	$124,989
Elliott Bisnow(2)	$50,000	$—	$124,989	$—	$174,989
Daniel J. Hanrahan	$50,000	$—	$74,989	$—	$124,989
L. Dyson Dryden	$50,000	$—	$74,989	$—	$124,989
John M. Fahey(3)	$—	$—	$124,964	$—	$124,964
Catherine B. Reynolds	$50,000	$—	$74,989	$—	$124,989

(1)
In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted to non-employee Directors during 2018, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). The grant date fair value is measured based on the closing fair market value of our common stock on the date of grant.

(2)
Appointed as a director on December 20, 2017. Mr. Bisnow was granted 5,423 shares of restricted stock on March 2, 2018 as compensation for the period from his appointment until the next scheduled annual grant.

(3)
During 2018, Mr. Fahey elected to receive his cash director fees in the form of restricted stock units, resulting in the receipt of an aggregate of 3,928 restricted stock units in lieu of cash fees.

EXECUTIVE OFFICERS
Certain information regarding our executive officers is provided below:
Name	Age	Position
Sven-Olof Lindblad	68	Chief Executive Officer, President and Director
Craig I. Felenstein	46	Chief Financial Officer
Philip J. Auerbach	39	Chief Commercial Officer
Dean (Trey) Byus III	50	Chief Expedition Officer
Benjamin L. Bressler	56	President, Natural Habitat, Inc.
For information with respect to Sven-Olof Lindblad, please see the information about the members of our Board of Directors on the preceding pages. There are no family relationships among our directors or executive officers.

Craig I. Felenstein joined us as Chief Financial Officer in September 2016. Mr. Felenstein brings a long history of leadership positions in a wide range of public companies, most recently serving as the Senior Vice President of Investor Relations and Strategic Finance at Shutterstock, Inc. from March 2015 until September 2016, where he oversaw all interaction with the investment community while leading the financial planning and analysis and corporate development functions. Prior to Shutterstock, Inc., Mr. Felenstein was at Discovery Communications, LLC (“Discovery”), from May 2008 to March 2015, serving in various management roles, including Executive Vice President of Investor Relations, where he was responsible for building and directing the investor relations function. At the same time, he was part of the executive team for several of Discovery’s businesses, including serving as the Chief Financial Officer of Digital, Chief Financial Officer of US Network Revenue and Chief Financial Officer of Animal Planet, overseeing all financial activity and helping to drive the strategy for each operating unit. Prior to Discovery, he held senior positions at News Corporation, Viacom Inc., and Arthur Andersen & Co. Mr. Felenstein holds a B.S. in Accounting from Binghamton University.
Dean (Trey) Byus III joined Lindblad in 1993 as an Expedition Leader and since 2009 has served as Lindblad’s Chief Expedition Officer overseeing programming for Lindblad’s vessels. Prior to 2009, Mr. Byus served as Lindblad’s Vice President of Operations and Program Development, Director of Field Staff  & Expedition Technology and Director of Field Staff. Mr. Byus has worked in regions around the world and has extensive experience in managing Lindblad’s expedition teams, vessel deployments and itineraries, R&D, pricing and marketing, as well as business development, including working with National Geographic. Mr. Byus holds a B.A. from the University of Washington.
Philip J. Auerbach joined us as Chief Commercial Officer in May 2016. Prior to joining the Company, Mr. Auerbach served as Senior Vice President and Regional Chief Marketing Officer of Caesars Entertainment Corporation, a leading entertainment and hospitality company, from July 2013 to May 2016. From July 2007 to July 2013, Mr. Auerbach was a partner in the marketing and sales practice of McKinsey & Co., counseling clients across the financial services, hospitality, airline and telecommunications industries. From March 2002 to April 2007, he served as a principal at Novantas, Inc., a boutique financial services consulting group. Mr. Auerbach holds a B.S. in Hospitality Management from Cornell University.
Benjamin L. Bressler joined us in May 2016, in connection with our acquisition of Natural Habitat, Inc., as the founder and President of Natural Habitat, Inc. Mr. Bressler founded Natural Habitat in 1985 and has led the company since then. Mr. Bressler brings over two decades of experience in nature and conservation travel. Mr. Bressler holds a B.A. in Government from Skidmore College.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers, whom we refer to as our “NEOs,” during 2018 and describes our policies and decisions made with respect to the information contained in the following tables, related footnotes and narrative for 2018. The NEOs are identified below in the table titled “Summary Compensation Table for 2018.” In this compensation discussion and analysis, we also describe various actions regarding NEO compensation taken before or after 2018 when we believe it enhances the understanding of our executive compensation program.
Overview of Our Executive Compensation Philosophy and Design
We believe that a skilled, experienced and dedicated management team is essential to our future performance and to building stockholder value. We seek to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities. The other objectives of our compensation programs for our executive officers are the following:
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to motivate our executive officers to achieve and create stockholder value;

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to attract and retain executive officers who we believe have the experience, temperament, talents, and convictions to contribute significantly to our future success; and

•
to align the economic interests of our executive officers with the interests of our stockholders.

The compensation committee is focused on executive compensation being appropriate in amount and form. The compensation committee strives to align the interests of our executive team with the interests of our stockholders by providing incentives based upon the achievement of performance levels in relation to our strategic goals. Our Board of Directors and our compensation committee value the opinions of our stockholders and are committed to ongoing engagement with our stockholders on executive compensation practices. The compensation committee specifically considers the results from the annual stockholder advisory vote on executive compensation. At the 2018 annual meeting of shareholders, more than 99% of the votes cast on the stockholder advisory vote on executive compensation were in favor of our executive compensation.
Oversight of Executive Compensation
Our compensation committee has primary responsibility for, among other things, determining our compensation philosophy, evaluating the performance of our executive officers, setting the compensation and other benefits of our executive officers, overseeing our response to the outcome of the advisory votes of stockholders on executive compensation, assessing the relative enterprise risk of our compensation program and administering our incentive compensation plans. Our Board of Directors, our compensation committee and our Chief Executive Officer will each play a role in setting the compensation of our NEOs. Our Board of Directors appoints the members of our compensation committee and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive compensation program. The committee evaluates the performance of the CEO and determines his compensation based on this evaluation. With respect to our other executive officers, the committee considers the CEO’s input as to performance evaluations and recommended compensation arrangements. The compensation of all named executive officers is subject to the final approval of the committee.
Management and the committee rely upon outside advisors to determine competitive pay levels, evaluate pay program design, and assess evolving technical constraints. In 2016, the compensation committee retained the firm of Frederic W. Cook & Co. (“FW Cook”) to provide assistance with the structuring and development of a comprehensive executive compensation program based on performance, utilizing the elements discussed below. The committee continued to consult with FW Cook on executive compensation matters in 2017 and 2018. FW Cook was first engaged in 2015 to provide assistance with the development of executive incentive plans. We considered all factors relevant to FW Cook’s independence from management, including the following factors:
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The provision of other services that the consultant provides to us;

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The amount of fees received from us as a percentage of the consultant’s total revenue;

•
The consultant’s policies and procedures designed to prevent conflicts of interest;

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Business or personal relationships of the consultant with our compensation committee members;

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The amount of our stock owned by the consultant; and

•
Business or personal relationships of the consultant with our executive officers.

In connection with the acquisition of Natural Habitat, we entered into an employment agreement with Mr. Bressler, pursuant to which he was provided with an annual cash bonus opportunity equal to 10% of Natural Habitat’s net profits (after giving effect to accrual or payment of such bonus). Accordingly, Mr. Bressler does not participate in the Company’s long-term or short-term incentive compensation plans described below. During 2018, Mr. Bressler earned a bonus of  $650,367 as a result of this contractual arrangement.

Elements of Executive Compensation
Our executive compensation program for our NEOs consists of the following elements:
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Base salary;

•
Short-term (annual) cash-based incentive compensation;

•
Long-term incentive compensation in the form of equity; and

•
Retirement and other benefits.

Base Salary
We pay our NEOs a base salary to compensate them for services rendered and to provide them with a steady source of income for living expenses throughout the year. Generally, our compensation committee will set executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. Base salaries will generally be reviewed annually by our compensation committee, subject to terms of employment agreements, and will adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.
The 2019 base salaries for our NEOs, as well as the percentage increase from the 2018 base salaries, if any, are as follows:
Name	Fiscal 2019 Base Salary	Percentage Increase Over Fiscal 2018 Base Salary
Sven-Olof Lindblad	$515,000	3%
Craig I. Felenstein	$412,000	3%
Philip J. Auerbach	$412,000	3%
Dean (Trey) Byus III	$283,250	3%
Benjamin L. Bressler	$200,000	0%
Short-Term (Annual) Cash-Based Incentive Compensation
2018 Short-Term (Annual) Cash-Based Incentive Compensation
We utilize annual cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. In March 2017, our compensation committee adopted an Employee Incentive Plan (EIP) under our 2015 Long-Term Incentive Plan to govern annual cash incentive award opportunities for our executive officers and other key employees. Target award levels under the EIP are based on a percentage of each participant’s base salary and cash incentive awards are earned based on performance against metrics.
For 2018, the compensation committee set the performance metric targets and weightings to the following: Adjusted EBITDA (Target: $55.5 million; Weight: 70%), Net Yield (Target: $1,030; Weight: 15%) and Guest Satisfaction (Target: 93.5%; Weight: 15%). The compensation committee set target award levels for each of our NEOs at 75% (as a percentage of base salary). For 2018, awards could be earned at a level of up to 150% of the target level if maximum performance goals were achieved and the minimum thresholds to earn awards were as follows: Adjusted EBITDA (85% of target), Net Yield (90% of target) and Guest Satisfaction (96% of target). Our compensation committee has the discretion to adjust the achievement of the financial metrics for unusual and nonrecurring factors and events, such as acquisitions and other unusual events, costs and expenses. Our compensation committee made adjustments to the

Adjusted EBITDA metric targets to reflect the impact of certain cancelled available guest nights in 2018, consistent with existing committee policy. For 2018, our NEOs earned 101% of the target award level for the short-term incentive compensation resulting in the following bonus amounts:
Name	2018 Short-Term Annual Cash-Based Incentive Bonus Amount
Mr. Lindblad	$378,750
Mr. Felenstein	$303,000*
Mr. Auerbach	$303,000
Mr. Byus III	$208,313

*
In addition, Mr. Felenstein received a discretionary bonus of  $50,000 as a result of additional responsibilities undertaken due to the vacancy of the Chief Operating Officer position.

2019 Short-Term (Annual) Cash-Based Incentive Compensation
For 2019, the compensation committee set the performance metric weightings to the following: Adjusted EBITDA (70%), Net Yield (15%) and Guest Satisfaction (15%). The compensation committee set target award levels for each of our NEOs at a target level of 75% (as a percentage of base salary). For 2019, awards could be earned at a level of up to 150% of the target level if maximum performance goals are achieved and the minimum thresholds to earn awards were as follows: Adjusted EBITDA (85% of target), Net Yield (90% of target) and Guest Satisfaction (96% of target). Our compensation committee has the discretion to adjust the achievement of the financial metrics for unusual and nonrecurring factors and events, such as acquisitions and other unusual events, costs and expenses.
Long-Term Incentive Compensation
2018 Long-Term Incentive Compensation.
We utilize equity-based incentive compensation in order to align compensation directly with the creation of value to stockholders by rewarding performance and the achievement of goals important to the Company’s strategic objectives. We believe that such compensation attracts, motivates and helps retain executives. In March 2018, our compensation committee approved awards of restricted stock units (“RSUs”) and performance share units (“PSUs”) to key employees, including our named executive officers, under our 2015 Long-Term Incentive Plan, each as described in more detail below:
RSUs.   The RSUs are time vesting equity incentive awards that will vest in three equal annual installments following the April 2018 grant date, subject to the recipient’s continued employment or service with us or our subsidiaries on the applicable vesting date. Upon vesting, each RSU represents the right to receive one share of our common stock or an equivalent amount of cash. Each RSU is granted in tandem with a dividend equivalent right, which is subject to the same vesting schedule as the underlying RSU to which it relates. In 2018, RSU awards were granted in the following amounts to our NEOs, with the number of RSUs determined based upon the closing price of our common stock on March 30, 2018, which was $10.27: Mr. Lindblad: $375,000; Mr. Felenstein: $200,000; Mr. Auerbach: $200,000; and Mr. Byus: $137,500.
PSUs.   The PSUs are performance-vesting equity incentive awards that will be earned based on our annual performance against metrics relating to annual Adjusted EBITDA and annual revenue over a three-year time period. Awards will vest after a three-year performance period and may be earned at a level ranging from 0% to 200% of the number of PSUs granted, depending on performance. Each PSU is granted in tandem with a dividend equivalent right, which is subject to the same performance vesting terms as the underlying PSU to which it relates. For 2018, the compensation committee set the performance metric weightings to the following: Adjusted EBITDA (75%) and revenue (25%) with the requirement to achieve at least 85% of target for Adjusted EBITDA and 90% of target for revenue. In 2018, PSU awards were granted in the following amounts to our NEOs, with the number of shares determined based upon the closing price of our common stock on March 30, 2018, which was $10.27: Mr. Lindblad: $375,000; Mr. Felenstein: $200,000; Mr. Auerbach: $200,000; and Mr. Byus: $137,500.
2019 Long-Term Incentive Compensation.
In February 2019, our compensation committee approved awards of RSUs and PSUs to key employees, including our named executive officers, under our 2015 Long-Term Incentive Plan, each as described in more detail below:
RSUs.   The RSUs are time vesting equity incentive awards that will vest in three equal annual installments following the March 29, 2019 grant date, subject to the recipient’s continued employment or service with us or our subsidiaries on the applicable vesting date. Upon vesting, each RSU represents the right to receive one share of our common stock or an equivalent amount of cash. Each RSU is granted in tandem with a dividend equivalent right, which is subject to the same vesting schedule as the underlying RSU to which it relates. In 2019, RSU awards were granted in the following amounts to our NEOs, with the number of RSUs determined based upon the closing price of our common stock on March 29, 2019, which was $15.25: Mr. Lindblad: $386,250; Mr. Felenstein: $206,000; Mr. Auerbach: $206,000; and Mr. Byus: $141,625.
PSUs.   The PSUs are performance-vesting equity incentive awards that will be earned based on our annual performance against metrics relating to annual Adjusted EBITDA and annual revenue over a three-year time period. Awards will vest after a three-year performance period and may be earned at a level ranging from 0% to 200% of the number of PSUs granted, depending on performance. Each PSU is granted in tandem with a dividend equivalent right, which is subject to the same performance vesting terms as the underlying PSU to which it relates. For 2019, the compensation committee set the performance metric weightings to the following: Adjusted EBITDA (75%) and revenue (25%) with the requirement to achieve at least 85% of target for Adjusted EBITDA and 90% of target for revenue. In 2019, PSU awards were granted in the following amounts to our NEOs, with the number of shares determined based upon the closing price of our common stock on March 29, 2019, which was $15.25: Mr. Lindblad: $386,250; Mr. Felenstein: $206,000; Mr. Auerbach: $206,000; and Mr. Byus: $141,625.
Retirement and Other Benefits
We are strongly committed to encouraging all employees to save for retirement. To provide employees with the opportunity to save for retirement on a tax-deferred basis, we sponsor a 401(k) plan pursuant to which we matched any employee contributions, including our NEOs, up to $2,100 in 2018. We also provide certain other customary benefits to our employees, including our NEOs, which are intended to be part of a competitive compensation program. These benefits, which are offered to all full-time employees, include medical, dental, life and disability insurance as well as paid leave during the year.
In order to increase their knowledge and understanding of our business and the related challenges that the business faces, we encourage our employees, including our NEOs, and their families to experience our expeditions. To that end, employees and their family members are entitled to travel on expeditions at the per person variable land costs associated with the particular expedition. In addition to the land costs, the employee is responsible for airfare, any shipboard purchases and crew gratuities.
Compensation on Termination of Employment
Each of our named executive officers other than Mr. Lindblad has an employment agreement that provides for severance in the event they are terminated without cause or they leave for good reason. We believe these agreements are important for retention purposes, as many companies we compete with offer severance compensation, particularly in connection with a change of control. Accordingly, our named executive officers other than Mr. Lindblad have the right to receive severance compensation if they are terminated without cause or they leave for good reason while the agreement is in effect. If such termination occurs within a specified period after a change of control, enhanced severance compensation, including the vesting of unvested equity awards, is provided. We believe that such compensation gives our named executive officers incentive (1) to stay with the Company despite the possibility of losing employment after a change of control and (2) to focus on obtaining the best possible value for stockholders in a change of control transaction. For additional information on compensation on termination of employment, see “Executive Compensation — Agreements with Executive Officers” and “Executive Compensation —  Estimated Additional Compensation Triggered by Termination of Employment.”
Policy on Hedging Transactions, Margin Accounts and Stock Pledges
The Company prohibits its officers and directors from engaging in hedging transactions or arrangements designed to lock in the value of their Company securities. This prevents the Company’s officers and directors from continuing to own Company securities without having the full risks and rewards of ownership. The Company also prohibits its officers and directors from holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Recoupment/Clawback Policies
The Sarbanes-Oxley Act of 2002 subjects incentive compensation and stock sale profits of our CEO and CFO to forfeiture in the event of an accounting restatement resulting from any non-compliance, as a result of misconduct, with any financial reporting requirement under securities laws.
Summary Compensation Table for 2018
The following table summarizes the compensation earned in each of the last three completed fiscal years to our NEOs:
Name and Principal Position	Year	Salary	Bonus	Stock(1)	Option(1)	All Other(2)	Total
Sven-Olof Lindblad President and Chief Executive Officer	2018	$500,000	$378,750	$749,998	$—	$29,110	$1,657,858
	2017	$543,726	$242,368	$751,680	$—	$29,110	$1,556,884
	2016	$674,918	$500,000	$—	$—	$91,042	$1,265,960
Craig I. Felenstein Chief Financial Officer	2018	$400,000	$353,000	$399,996	$—	$29,719	$1,182,718
	2017	$400,000	$196,693	$400,885	$—	$29,719	$1,027,297
	2016	$128,975	$200,000	$378,800(3)	$978,000(4)	$4,251	$1,690,026
Philip J. Auerbach Chief Commercial Officer	2018	$400,000	$303,000	$399,996	$—	$29,719	$1,132,193
	2017	$400,000	$196,693	$400,885	$—	$29,197	$1,026,775
	2016	$239,488	$325,000	$909,000(3)	$—	$10,417	$1,483,905
Dean (Trey) Byus III Chief Expedition Officer	2018	$275,000	$208,557	$275,010	$—	$29,719	$788,286
	2017	$261,245	$128,463	$275,614	$—	$29,719	$695,042
	2016	$227,841	$256,321	$—	$—	$27,030	$511,195
Benjamin L. Bressler President, Natural Habitat, Inc.	2018	$200,000	$650,367	$—	$—	$37,597	$887,964
	2017	$200,000	$429,845	$—	$—	$37,579	$667,444
	2016	$200,000	$674,919	$—	$—	$25,086	$900,005

(1)
With respect to stock awards, the grant date fair value is measured based on the closing market value on the date of grant. The fair value of stock options are based on a Black-Scholes pricing model. Refer to Note 13 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)
The amounts in this column for 2018 consist of the following for each executive:

Name	401(k) Match	Health Insurance Premiums	Life, Accidental, Death and Dismemberment and Long Term Disability Premiums	Other
Mr. Lindblad	$2,100	$25,129	$1,881	$—
Mr. Felenstein	$2,100	$25,129	$2,490	$—
Mr. Auerbach	$2,100	$25,129	$1,968	$—
Mr. Byus	$2,100	$25,129	$2,490	$—
Mr. Bressler	$2,100	$25,129	$1,968	$8,400(a)

(a)
Mr. Bressler receives a monthly vehicle allowance.

(3)
Amount consists of the fair value of restricted shares granted at the date of hire. Craig I. Felenstein received 40,000 shares with a grant price of  $9.47 and Philip J. Auerbach received 90,000 shares with a grant price of $10.10 on September 6, 2016 and May 26, 2016, respectively. The shares vest annually over a four-year period, subject to continued service with us.

(4)
Amount consists of the fair value of 200,000 stock options granted to Craig I. Felenstein with a calculated fair value of  $4.89 per option. The options vest annually over a four-year period, subject to continued service with us.

Pay Ratio
We have estimated the ratio between our chief executive officer’s total compensation and the median annual total compensation of all employees (except the chief executive officer). In searching for the median employee we considered taxable compensation totals in 2018. We identified the “Median Employee” based on the taxable compensation of all full-time, part-time, and temporary employees employed by us on December 31, 2018, then we calculated the Median Employee’s compensation under the Summary Compensation Table rules. Our chief executive officer had annual total compensation of  $1,657,858 and our Median Employee had annual total compensation of  $82,202. Therefore, we estimate that our chief executive officer’s annual total compensation is 20.2 times that of the median of the annual total compensation of all of our employees.
GRANTS OF PLAN BASED AWARDS DURING 2018
The following table sets forth information about grants of plan based awards to our NEOs during the year ended December 31, 2018.
Name	Grant Date of Equity Incentive Plan Awards	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Lindblad		$327,750	$375,000	$562,500
	3/30/2018				—	36,514	73,028		$374,999
	3/30/2018							36,514	$374,999
Mr. Felenstein		$262,200	$300,000	$450,000
	3/30/2018				—	19,474	38,948		$199,998
	3/30/2018							19,474	$199,998
Mr. Auerbach		$262,200	$300,000	$450,000
	3/30/2018				—	19,474	38,948		$199,998
	3/30/2018							19,474	$199,998
Mr. Byus		$180,263	$206,250	$309,375
	3/30/2018				—	13,389	26,778		$137,505
	3/30/2018							13,389	$137,505

(1)
The amount shown represents the range of possible cash incentive awards that could have been earned under our 2018 Short-Term (Annual) Cash-Based Incentive Compensation plan. For additional information, see “Compensation Discussion and Analysis.”

(2)
The amounts shown represent the range of stock awards that may be earned under our 2018 Long-Term Incentive Compensation Plan for performance during 2018 through 2020. For additional information, see “Compensation Discussion and Analysis.”

(3)
The amount represents RSUs granted under our 2018 Long-Term Incentive Compensation Plan. For additional information, see “Compensation Discussion and Analysis.”

(4)
Amount represents the aggregate grant date fair value computed in accordance with FASB ASC 718. With respect to stock awards, the grant date fair value is measured based on the closing market value on the date of grant.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END
The following table sets forth information about outstanding equity awards held on December 31, 2018 by our NEOs.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Lindblad	—	—	—	—	64,416	$867,039	32,461(3)	$436,925
							36,514(4)	$491,478
Mr. Felenstein	100,000	100,000	$9.47	9/6/26	54,355	$731,618	17,312(3)	$233,020
							19,474(4)	$262,120
Mr. Auerbach	—	—	—	—	79,355	$1,068,118	17,312(3)	$233,020
							19,474(4)	$262,120
Mr. Byus	—	—	—	—	23,620	$317,925	11,903(3)	$160,214
							13,389(4)	$180,216

(1)
The amounts in this column have been computed based on the closing price of our common stock of  $13.46 on December 29, 2018 (the last business day of 2018). The actual value realized by the executive will depend on the market value of our common stock on the date that the awards vest and the actual number of shares that vest.

(2)
The shares vest as follows:

Unvested Stock Awards
Mr. Lindblad (#)	Mr. Felenstein (#)	Mr. Auerbach (#)	Mr. Byus (#)	Vesting Dates
27,902	14,881	14,881	10,231	Restricted Stock Unit awards vest 50% on April 3, 2019 and 2020.
36,514	19,474	19,474	13,389	Restricted Stock Unit awards vest 33% on March 30, 2019, 2020 and 2021.
N/A	20,000	N/A	N/A	Restricted Stock award vests 50% on September 6, 2019 and 2020.
N/A	N/A	45,000	N/A	Restricted Stock award vests 50% on May 16, 2019 and 2020.
(3)
Represents PSUs in an amount equal to the maximum possible award available on December 31, 2018 under our 2017 long-term incentive compensation plan based on performance during 2017 through 2019. The PSUs are performance-vesting equity incentive awards that will be earned based on our performance against metrics relating to annual Adjusted EBITDA, annual revenue and guest satisfaction. Awards will vest after a three-year performance period and may be earned a level ranging from 0%  –  200% of the number of PSUs granted, depending on performance. In 2017, PSU awards were granted in the following amounts to our NEOs, with the number of shares determined based upon the closing price of our common stock on March 31, 2017, which was $8.96: Mr. Lindblad: $375,000; Mr. Felenstein: $200,000; Mr. Auerbach: $200,000; and Mr. Byus: $137,500.

(4)
Represents PSUs in an amount equal to the maximum possible awards available on December 31, 2018 under our 2018 long-term incentive compensation plan based on performance during 2018 through 2020. For additional information, see “Compensation Discussion and Analysis.”

OPTION EXERCISES AND STOCK VESTED IN 2018
The following table sets forth information about option exercises and restricted stock vesting for our NEOs in 2018.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Sven-Olof Lindblad	—	$—	13,951	$145,509
Craig I. Felenstein	—	$—	17,440	$226,599
Philip J. Auerbach	—	$—	29,940	$358,849
Dean (Trey) Byus III	238,856	$1,918,014	5,115	$53,349

(1)
The amounts in this column represent the aggregate of the difference between the applicable market price of the shares of common stock acquired at exercise and the applicable exercise price of the options, multiplied by the number of shares underlying the options.

(2)
The amounts in this column represent the aggregate market value of the shares of common stock acquired upon vesting based on the closing price on the applicable vesting date or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date.

Agreements with Executive Officers
We have entered into agreements with certain of our executive officers as follows:
Sven-Olof Lindblad.   In connection with our merger with Lindblad, we entered into a non- competition agreement with Mr. Lindblad. Under this non-competition agreement, Mr. Lindblad is restricted, on a worldwide basis, from providing services to a competitor of ours until the later to occur of (i) five years following the closing of the merger with Lindblad, or (ii) two years following Mr. Lindblad’s termination of employment with us. Mr. Lindblad’s non-competition agreement also contains a prohibition against soliciting our personnel and customers for two years following his termination of employment as well as customary confidentiality covenants and provisions addressing assignment of intellectual property rights.
Dean (Trey) Byus III.   In connection with our merger with Lindblad, we entered into a new employment agreement with Mr. Byus with a term from the closing date of the merger in July 2015 until the third anniversary thereof. On September 4, 2018, we entered into an amendment to the employment agreement with Mr. Byus.
The amendment in September 2018: (i) extended the term of the employment agreement until March 31, 2020, with automatic twelve-month renewal periods thereafter unless either party provides prior notice of non-renewal; (ii) provides for an annual target cash bonus equal to 75% of his base salary in 2018 (subject to adjustment by the Company’s Compensation Committee in future periods provided that such target cash bonus amount shall not be reduced to less than 65% of his base salary) and (iii) provides for participation in the Company’s equity incentive plans with the expectation that he will receive an annual equity award targeted at 100% of his base salary.
If we were to terminate Mr. Byus’s employment without “cause” (which includes our non-extension of the term) or if he were to resign for good “reason” (each a “Qualifying Termination”), Mr. Byus will be entitled to, subject to his signing and not revoking a general release of claims, (i) severance payments equal to one times the sum of annual base salary plus average annual bonus over the preceding three-year period, payable over a 12 month period in accordance with our customary payroll practices; (ii) a pro-rated bonus for the year of termination (based on actual performance for the fiscal year) and (iii) COBRA continuation coverage for 12 months after the termination date.
If a Qualifying Termination occurs within one year after a change in control, or while we are party to a definitive agreement the consummation of which would result in a change in control, the employment agreement provides that the executive will be entitled to, subject to his signing and not revoking a general release of claims and in lieu of the amounts above, (i) severance payments equal to two times the sum of annual base salary plus target annual bonus amount, payable over a 24-month period in accordance with our customary payroll practices; (ii) a pro-rated bonus for the year of termination (based on our actual performance for the fiscal year) and (iii) COBRA continuation coverage for 24 months after the termination date.
The employment agreement contains mutual non-disparagement and customary confidentiality and assignment of inventions provisions. In addition, for 24 months following termination, the employment agreement prohibits Mr. Byus from competing with our business worldwide (except for providing services to a conglomerate that competes with us if the executive is not directly involved with the competitive division or line) and from soliciting our employees, independent contractors, customers, suppliers and similar counterparties.
“Cause” is defined to mean, subject to us providing timely notice and the right to cure, (i) willful misconduct and mismanagement that is materially injurious to us; (ii) refusal in any material respect to carry out or comply with any lawful and reasonable directive of our Board of Directors consistent with the terms of the employment agreement; (iii) conviction, plea of no contest, or plea of nolo contendere for any felony; (iv) unlawful use (including being under the influence) or possession of illegal drugs on our (or any of our subsidiaries’) premises while performing duties and responsibilities under the employment agreement; (v) commission of an act of fraud, embezzlement, willful misappropriation, willful misconduct, or breach of fiduciary duty, in any case that results in material harm to us or any of our affiliates; (vi) material violation of any provision of the employment agreement or material written policy; or (vii) willful or prolonged, and unexcused, absence from work (other than by reason of disability due to physical or mental illness). Action or inaction is only “willful” if done or omitted without the good faith belief that such action or inaction is in our best interests.
“Good reason” is defined to mean (i) a material diminution in base compensation, the budget that Mr. Byus oversees, or his authority, duties or responsibilities (including reporting relationships); (ii) a material change in geographic location where Mr. Byus must perform services; or (iii) any other action or inaction that constitutes a material breach of the employment agreement.
Craig I. Felenstein.   In connection with his appointment as Chief Financial Officer, we entered into an employment agreement with Mr. Felenstein for an initial term of four years, pursuant to which he was provided with the following compensation arrangements: (i) an initial annual base salary of  $400,000; (ii) an annual bonus opportunity through an incentive bonus program established by our Board of Directors or our compensation committee, with bonuses to be targeted at 75% of annual base salary; (iii) an annual equity incentive award to be targeted at 100% of annual base salary; (iv) a grant of 40,000 restricted shares of our common stock vesting annually pro rata over a four-year period; and (v) a grant of stock options to purchase 200,000 shares of our common stock vesting annually pro rata over a four-year period; provided, however, that (x) if Mr. Felenstein’s employment terminates due to death, disability or without cause or due to his resignation for good reason prior to the fourth anniversary of the effective date of the agreement, the portion of the restricted shares and the shares subject to the stock option scheduled to vest on the next regular anniversary vesting date shall vest; (y) upon a “change in control” (as defined in our 2015 Long-Term Incentive Plan), the value of any unvested restricted shares will be retained in Mr. Felenstein’s favor under comparable terms as he had prior to such change in control (which retention may be in the form of stock and/or cash); and (z) if Mr. Felenstein’s employment terminates without cause or due to his resignation for good reason within one year after a change in control, 100% of the restricted shares and the shares subject to the stock option (to the extent outstanding following such transaction) shall vest.
In addition, If Mr. Felenstein’s employment is terminated without cause or due to his resignation for good reason, he will be entitled to continuation of his annual base salary and payment or reimbursement of COBRA premiums for (a) a six-month period if such termination occurs prior to the two-year anniversary of the effective date; (b) a nine-month period if such termination occurs on or after the two-year anniversary of the effective date but prior to the three-year anniversary of the effective date; or (c) a twelve-month period if such termination occurs on or after the three-year anniversary of the effective date. Upon such termination or his death or disability, Mr. Felenstein will also be entitled to a pro-rated portion of any annual bonus for the year of termination. To receive these severance payments and benefits,

Mr. Felenstein must execute a general release of claims. Mr. Felenstein will also be prohibited from competing with the Company or soliciting the Company’s employees, customers or suppliers for a period of two years following his termination of employment. The definition of  “cause” and “good reason” are the same as set forth above for Mr. Byus.
Philip J. Auerbach.   In connection with his appointment as Chief Commercial Officer, we entered into an employment agreement, effective April 20, 2016, with Mr. Auerbach for an initial term of four years, pursuant to which he was provided with the following compensation arrangements: (i) an initial annual base salary of  $400,000; (ii) a onetime signing bonus of  $125,000 (a portion of which was intended to cover relocation expenses); (iii) an annual bonus opportunity through an incentive bonus program with bonuses to be targeted at 75% of annual base salary; (iv) an annual equity incentive award to be targeted at 100% of annual base salary; and (v) a grant of 90,000 restricted shares of our common stock vesting annually pro rata over a four-year period; provided, however, that (x) if Mr. Auerbach’s employment terminates due to death, disability or without cause or due to his resignation for good reason, a portion of the restricted shares that otherwise would have vested following the date of termination will vest, such that (i) if such termination occurs after the two-year anniversary of the effective date and on or before the three-year anniversary of the effective date, 80% of the restricted shares shall vest; and (ii) if such termination occurs after the three-year anniversary of the effective date and before the restricted shares have fully vested on the four-year anniversary of the Effective Date, 100% of the restricted shares shall vest; (y) upon a “change in control” (as defined in our 2015 Long-Term Incentive Plan), the value of any unvested restricted shares will be retained in Mr. Auerbach’s favor under comparable terms as he had prior to such change in control (which retention may be in the form of stock and/or cash); and (z) if Mr. Auerbach’s employment terminates without cause or due to his resignation for good reason within one year after a change in control, 100% of the restricted shares shall vest.
In addition, if Mr. Auerbach’s employment is terminated without cause or due to his resignation for good reason, he will be entitled to continuation of his annual base salary and payment or reimbursement of COBRA premiums for (i) a nine month period if such termination occurs on or after the two-year anniversary of the effective date but prior to the three-year anniversary of the effective date; or (ii) a twelve month period if such termination occurs on or after the three-year anniversary of the effective date. Upon such termination or his death or disability, Mr. Auerbach will also be entitled to a pro-rated portion of any annual bonus for the year of termination. To receive these severance payments and benefits, Mr. Auerbach must execute a general release of claims. Mr. Auerbach will also be prohibited from competing with the Company or soliciting the Company’s employees, customers or suppliers for a period of two years following his termination of employment. The definition of  “cause” and “good reason” are the same as set forth above for Mr. Byus.
Benjamin L. Bressler.   In connection with the acquisition of Natural Habitat, we entered into an employment agreement with Mr. Bressler for an initial term through December 31, 2020, pursuant to which he was provided with the following compensation arrangements: (i) an initial annual base salary of $200,000; (ii) an annual cash bonus opportunity equal to 10% of Natural Habitat’s net profits (after giving effect to accrual or payment of such bonus) (the “Net Profit Bonus”); and (iii) an equity incentive opportunity to earn an award of options based on the future financial performance of Natural Habitat. Specifically, as soon as practicable after September 30, 2020, we will calculate the Final Year Equity Value of Natural Habitat (as defined in the employment agreement) and if it exceeds $25 million, effective as of December 31, 2020, subject to his continued employment through that date, Mr. Bressler will be granted a number of options that will have a fair value (generally determined in accordance with applicable accounting standards) equal to 10.1% of such excess. Any such options will have a per-share exercise price equal to the fair market value of our common stock on the grant date and will be fully vested and exercisable as of the grant date. If our Board of Directors reasonably determines that issuing options would violate any applicable law or regulation or any applicable securities exchange listing standards or other requirements or the terms and conditions of our equity incentive plan then in effect, we may instead settle the equity incentive opportunity with a lump-sum cash payment equal to 10.1% of such excess. In addition, in the event Natural Habitat makes any dividend payment or other distribution to its stockholders during the period beginning on the closing date of the acquisition of Natural Habitat and ending on September 30,

2020, upon the occurrence of such dividend payment or other distribution, Mr. Bressler will be entitled to receive a supplementary compensatory cash payment equal to 10.1% of the aggregate dividend or distribution payment amount, subject to his continued employment through the date of payment.
The employment agreement also provides that, upon the termination of Mr. Bressler’s employment due to death or disability, subject to his signing and not revoking a general release of claims, he will be entitled to (i) a pro-rated portion of any Net Profit Bonus for the year of termination (based on Natural Habitat’s actual net profits for such year) and (ii) if such termination occurs prior to December 31, 2020, a lump sum cash payment equal to 10.1% of the Final Year Equity Value of Natural Habitat (determined in this circumstance as of the last day of the calendar quarter ending prior to the termination date) over $25.0 million (the “Equity Opportunity Payout”). The employment agreement also provides that, upon the termination of Mr. Bressler’s employment without cause or his resignation of employment for good reason, subject to his signing and not revoking a general release of claims, he will be entitled to (i) severance payments equal to one times his annual base salary, (ii) any Net Profit Bonus for the year of termination (based on Natural Habitat’s actual net profits for such year) and (iii) if such termination occurs prior to December 31, 2020, the Equity Opportunity Payout.
The employment agreement contains confidentiality and assignment of inventions provisions for the benefit of us, Natural Habitat and their direct and indirect subsidiaries and prohibits Mr. Bressler from competing with, or soliciting the employees of, us, Natural Habitat and their direct and indirect subsidiaries, for a period of two years following his termination.
In addition, Mr. Bressler’s remaining 19.9% ownership interest in Natural Habitat is subject to an arrangement providing for put/call rights that generally cannot be exercised, with certain exceptions, until 2020.
“Cause” is defined in the employment agreements to mean, subject to us providing timely notice and the right to cure, (i) willful misconduct and mismanagement that is materially injurious to Natural Habitat; (ii) refusal in any material respect to carry out or comply with any lawful and reasonable directive of the Natural Habitat Board of Directors or our Board of Directors consistent with the terms of the employment agreement; (iii) conviction, plea of no contest, or plea of nolo contendere for any felony; (iv) unlawful use (including being under the influence) or possession of illegal drugs on our (or any of our subsidiaries’) premises while performing executive’s duties and responsibilities under the employment agreement; (v) commission of an act of fraud, embezzlement, willful misappropriation, willful misconduct, or breach of fiduciary duty, in any case that results in material harm to us or any of our affiliates; (vi) material violation of any provision of the employment agreement or material written policy; or (vii) willful or prolonged, and unexcused, absence from work (other than by reason of disability due to physical or mental illness). Action or inaction is only “willful” if done or omitted without the good faith belief that such action or inaction is in the best interests of Natural Habitat.
“Good reason” is defined in the employment agreement to mean (i) a material diminution in base compensation or the formula for determining Net Profit Bonus from the highest level in effect during the term, the budget that Mr. Bressler oversees, or his authority, duties or responsibilities (including reporting relationships); (ii) a material change in geographic location where he must perform services; or (iii) any other action or inaction that constitutes a material breach of the employment agreement.

ESTIMATED ADDITIONAL COMPENSATION TRIGGERED BY TERMINATION OF EMPLOYMENT IF TERMINATED ON THE LAST BUSINESS DAY OF 2018
The following table illustrates the additional compensation that we estimate would be payable to each of our NEOs on termination of employment under each of the circumstances described above, assuming the termination occurred on December 31, 2018. The amounts shown are estimates and do not necessarily reflect the actual amounts that these individuals would receive on termination of employment.
Termination Without Cause or for Good Reason Without a Change in Control:
Name	Cash	Equity	Perquisites/ Benefits	Total
Mr. Lindblad	$—	$—	$—	$—
Mr. Felenstein	$653,000(1)	$521,611(3)	$26,926(5)	$1,201,537
Mr. Auerbach	$603,000(1)	$675,821(4)	$26,926(5)	$1,305,747
Mr. Byus	$681,337(2)	$—	$35,902(6)	$717,239
Mr. Bressler	$5,154,988(11)	$—	$53,853(12)	$5,208,841
Termination Without Cause or for Good Reason in connection with a Change in Control:
Name	Cash	Equity	Perquisites/ Benefits	Total
Mr. Lindblad	$—	$—	$—	$—
Mr. Felenstein	$653,000(1)	$1,130,618(8)	$26,926(5)	$1,810,544
Mr. Auerbach	$603,000(1)	$1,068,118(9)	$26,926(5)	$1,698,044
Mr. Byus	$1,171,057(7)	$—	$71,804(10)	$1,242,861
Mr. Bressler	$5,154,988(11)	$—	$53,853(12)	$5,208,841

(1)
Amount represents nine months of annual salary and the annual bonus amount actually paid for the 2018 fiscal year.

(2)
Amount represents the sum of  (i) one times annual base salary; (ii) average annual bonus for the years ended December 31, 2018, 2017 and 2016; and (iii) the annual bonus amount actually paid for the 2018 fiscal year.

(3)
Amount shown represents (a) the product of  (i) one-half the number of shares underlying all unvested stock options and (ii) the excess, if any, of the closing price per share of our common stock on December 31, 2018 of $13.46 and the exercise price per share of such options, plus (b) the market value of 44% of the unvested restricted shares at the December 31, 2018 closing share price of  $13.46.

(4)
Amounts represents the market value of 63% of the unvested restricted shares at the December 29, 2018 closing share price of  $13.46.

(5)
Amount represents the value of COBRA continuation coverage for a period of 9 months.

(6)
Amount represents the value of COBRA continuation coverage for a period of 12 months.

(7)
Amount represents the sum of  (i) two times the sum of annual base salary and target bonus; and (ii) the annual bonus amount actually paid for the 2018 fiscal year.

(8)
Amount shown represents the sum of  (a) the product of  (i) the number of shares underlying all unvested stock options and (ii) the excess, if any, of the closing price per share of our common stock on December 31, 2018 of $13.46 and the exercise price per share of such options plus; and (b) the market value of 100% of the unvested restricted shares at the December 31, 2018 closing share price of  $13.46.

(9)
Amount represents the market value of 100% of the unvested restricted shares at the December 29, 2018 closing share price of  $13.46.

(10)
Amount represents the value of COBRA continuation coverage for a period of 24 months.

(11)
Amount represents the sum of  (i) annual base salary, (ii) the annual bonus amount actually paid for the 2018 fiscal year and (iii) company value increase amount as defined per the employment acquisition agreement.

(12)
Amount represents the value of COBRA continuation coverage for a period of 18 months.

Compensation Policies and Practices and Risk Management
The compensation committee considers, in establishing and reviewing our compensation philosophy and programs, whether such programs encourage unnecessary or excessive risk taking. Base salaries are fixed in amount and consequently the compensation committee does not see them as encouraging risk taking. We also provide NEOs with equity awards to help further align their interests with our interests and those of our stockholders. The compensation committee believes that these awards do not encourage unnecessary or excessive risk taking since the awards are generally provided at the beginning of an employee’s tenure or at various intervals to award achievements or provide additional incentive to build long-term value and are subject to vesting schedules to help ensure that executives have significant value tied to our long-term corporate success and performance.
The compensation committee believes that our compensation philosophy and programs will encourage employees to strive to achieve both short-and long-term goals that are important to our success and building stockholder’s value, without promoting unnecessary or excessive risk taking. The compensation committee has concluded that our compensation philosophy and practices are not reasonably likely to have a material adverse effect on us.
Compensation Committee Interlocks and Insider Participation
During the last fiscal year, no member of our compensation committee served as one of our employees. Prior to our merger with Lindblad in 2015, Mark D. Ein served as the Chief Executive Officer, Treasurer and Secretary and L. Dyson Dryden served as Chief Financial Officer, neither of whom received any compensation for their service as an executive officer. No member of our compensation committee entered into a related party transaction with us during fiscal year 2018.
No interlocking relationships exist between our Board of Directors or our compensation committee and the board of directors or the compensation committee of any other entity. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our compensation committee.
Compensation Committee Report
Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this proxy statement with management. Based on our compensation committee’s review and discussions with management, our compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
John M. Fahey (Chair)
L. Dyson Dryden
Mark D. Ein
Catherine B. Reynolds
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Person Policy
Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member of the persons referred to in clauses (a) and (b) has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
Related Party Transactions
Other than as described below, since January 1, 2018, we have not entered into, and there are no currently proposed, related party transactions.
The son of Sven-Olof Lindblad, our President and Chief Executive Officer, is employed by us as Director of Global Business Development. In 2018, he received aggregate compensation of  $298,361, inclusive of salary and bonuses.
PROPOSAL NO. 2
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION
We are asking stockholders to approve an advisory resolution on our 2018 executive compensation as reported in this proxy statement.
We urge stockholders to read the “Executive Compensation” section beginning on page 15 of this proxy statement, as well as the Compensation Discussion and Analysis, the Summary Compensation Table and other related compensation tables and narrative in this proxy statement, which provide detailed information on the compensation of our NEOs, including Mr. Lindblad, our Chief Executive Officer, President and Director.
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution:
RESOLVED, that the stockholders of Lindblad Expeditions Holdings, Inc. (the “Company”) approve, on an advisory basis, the 2018 compensation of the Company’s named executive officers disclosed in the Executive Compensation section and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2019 Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and compensation committee will review and consider the voting results when making future decisions regarding our executive compensation program.
Our Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

PROPOSAL NO. 3
THE RATIFICATION OF THE APPOINTMENT OF
THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019
The audit committee has appointed Marcum LLP as our independent registered certified public accounting firm for fiscal year 2019 and has further directed that the selection of Marcum LLP be submitted to a vote of stockholders at the annual meeting for ratification.
In selecting Marcum LLP to be our independent registered public accounting firm for 2019, our audit committee considered the results from its review of Marcum LLP’s independence, including (i) all relationships between Marcum LLP and our Company and any disclosed relationships or services that may impact Marcum LLP’s objectivity and independence; (ii) Marcum LLP’s performance and qualification as an independent registered public accounting firm; and (iii) the fact that the Marcum LLP engagement audit partner is rotated on a regular basis as required by applicable laws and regulations.
Our audit committee charter does not require that our stockholders ratify the selection of Marcum LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our stockholders do not ratify the selection, our audit committee may reconsider whether to retain Marcum LLP, but still may retain the firm. Even if the selection is ratified, our audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
Representatives of Marcum LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Our Board of Directors recommends a vote FOR the ratification of the appointment of
Marcum LLP as our independent registered certified public accounting firm for the fiscal year 2019.
If the appointment is not ratified, our audit committee will consider whether it should select another independent registered certified public accounting firm.
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
The following table provides information relating to the fees billed to us by Marcum LLP for the years ended December 31, 2018 and 2017:
	2018	2017
Audit fees(1)	$536,763	$369,231
Audit-related fees	$—	$—
Tax fees	$—	$—
All other fees	$—	$—

(1)
Audit fees consists of fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of our condensed financial information included in our quarterly filings on Form 10-Q, including all services required to comply with the standards of the Public Company Accounting Oversight Board (United States), and fees associated with performing the integrated audit of internal controls over financial reporting (Sarbanes-Oxley Section 404 work).

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
The audit committee, in accordance with its charter, must pre-approve all non-audit services provided by our independent registered public accountants. The audit committee generally pre-approves specified services in the defined categories of audit services, audit related services and tax services up to specified amounts. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of the independent registered public accountants or on an individual, explicit case-by-case basis before the independent auditor is engaged to provide each service.

AUDIT COMMITTEE REPORT
The audit committee has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.
The audit committee also reviewed our consolidated financial statements for fiscal year 2018 with Marcum LLP, our independent auditors for fiscal year 2018, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The audit committee has discussed with Marcum LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.
The audit committee has received the written disclosures and the letter from Marcum LLP mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence and has discussed with Marcum LLP its independence and has considered whether the provision of non-audit services provided by Marcum LLP is compatible with maintaining Marcum LLP’s independence.
Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission. The audit committee has selected Marcum LLP as our independent auditor for 2019.
This report is submitted by the members of the audit committee of the Board of Directors:
L. Dyson Dryden (Chair)
Mark D. Ein
Daniel J. Hanrahan
STOCKHOLDER PROPOSALS FOR THE 2020 MEETING
Our bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary.
Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in 2020 must be received by us no later than December 31, 2019. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.
Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary at 96 Morton Street, 9th Floor, New York, NY 10014. To be timely, a stockholder’s notice shall be delivered to, or made any received by, the Secretary at our principal executive offices not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the annual meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

OTHER MATTERS
The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the annual meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. LINDBLAD EXPEDITIONS HOLDINGS, INC.Annual Meeting of StockholdersJune 10, 2019 10:00 AM EDTThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint Sven-Olof Lindblad and Craig I. Felenstein, and each or any of them, asproxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote,as designated on the reverse side of this ballot, all of the shares of common stock of LINDBLAD EXPEDITIONSHOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to beheld at 10:00 AM EDT on June 10, 2019, at the offices of Latham & Watkins LLP, 885 Third Avenue, New York,NY 10022, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction ismade, this proxy will be voted in accordance with the Board of Directors’ recommendations.CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDEImportant Notice Regarding the Availability of Proxy Materials for the AnnualMeeting of Stockholders to be held June 10, 2019. The Proxy Statement andour 2018 Annual Report to Stockholders are available at:http://www.viewproxy.com/lindbladexpeditionsholdings/2019

1. Election of Class A Directors Nominees: 01 Bernard W. Aronson 02 Elliott Bisnow 03 Daniel J. Hanrahan INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark, “For All Except” and write the number(s) of the nominee(s) on the line below. t PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t FOR AGAINST ABSTAIN o o o o o o I plan on attending the meeting o Date: _______________________________________________________ _____________________________________________________________ Signature _____________________________________________________________ Signature (if held jointly) NOTE: Please sign as your name(s) appear(s) hereon. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign full corporate name or partnership name by authorized officer. 2. The approval, on an advisory basis, of the 2018 compensation of our named executive officers. 3. The ratification of the appointment of Marcum LLP as our independent registered certified public accounting firm for fiscal 2019. FOR ALL o WITHHOLD ALL o FOR ALL EXCEPT o CONTROL NUMBER The Board of Directors recommends you vote FOR the following: Please mark your votes like this x Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) o PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALVote.com/LIND Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. CONTROL NUMBER The Board of Directors recommends you vote FOR proposals 2 and 3. NOTE: The transaction of any other business as may properly come before the meeting or any adjournment or postponement thereof.